UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Competitive Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 368-6044

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 10, 2014, pursuant to an unanimous written consent of the board of the directors in lieu of a special meeting (the “Board Resolution”), Competitive Technologies, Inc.’s board of directors (the “Board”) determined that Mr. Johnnie Johnson (“Johnson”) may have acted contrary to the best interests of Competitive Technologies, Inc. (the “Company”) and its stockholders in connection to certain contracts, agreements, initiatives or other actions Johnson entered into on behalf of the Company without obtaining the Board’s approval (the “Actions”) and may have breached fiduciary duties owed to the Company and its stockholders under Delaware law during his employment as the Chief Financial Officer and consultant for the Company.

To protect the best interest of the Company and its stockholders, the Board further determined that Johnson did not have the authority to act on behalf of the Company in connection to the Actions and rendered such Actions rejected, null and void. The Board also authorized certain officers to take all measures appropriate and necessary to nullify the Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Competitive Technologies, Inc.

Date: March 17, 2014	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer